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                                                                    EXHIBIT 99.7

                                   WSMP, INC.
                                  1 WSMP DRIVE
                        CLAREMONT, NORTH CAROLINA 28610

 THIS PROXY IS SOLICITED ON BEHALF OF WSMP'S BOARD OF DIRECTORS FOR THE SPECIAL
      MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 27, 1998 AT 11:00 A.M.

    The undersigned hereby appoints Richard F. Howard, James C. Richardson, Jr., David R. Clark and Matthew V. Hollifield, and each or any of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of WSMP Common Stock that the undersigned may be entitled to vote at the WSMP Special Meeting of Shareholders to be held in Hickory, North Carolina, on January 27, 1998, at 11:00 a.m., or at any adjournment or postponement thereof. The undersigned further authorizes such proxies to vote in their discretion upon such matters as may properly come before such Special Meeting or any adjournment or postponement thereof. Receipt of Notice of the Special Meeting of Shareholders and of the Joint Proxy Statement-Prospectus is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE WSMP BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" SUCH PROPOSALS.

    1. A proposal to approve the issuance of shares of WSMP Common Stock pursuant to the Agreement and the Plan of Merger as defined and described in the Joint Proxy Statement-Prospectus.

                     [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

                     CONTINUED AND TO BE SIGNED ON REVERSE

    2. A proposal to amend the WSMP Articles of Incorporation to increase the number of shares of authorized WSMP Common Stock from 10,000,000 to 100,000,000.

                     [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

                                                 Dated:                     1998
                                                        ------------------,

                                                 -------------------------------

                                                 -------------------------------
                                                   Signature of Shareholder(s)

                                                 Important: Please sign exactly
                                                 as your name(s) appear hereon.
                                                 Where shares are held jointly,
                                                 both holders should sign. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give your full
                                                 title as such. If the holder is
                                                 a corporation, execute in full
                                                 corporate name by authorized
                                                 officer.

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.